                                                                EXHIBIT 99.1

CONTACT:  Ralph J. Vaclavik
          President Casinos, Inc.
          St. Louis, Missouri 63102
          314-622-3018

                                                        FOR IMMEDIATE RELEASE

                             PRESIDENT CASINOS, INC.
                        ANNOUNCES FIRST QUARTER RESULTS

ST. LOUIS, MISSOURI, July 14, 2004 -- President Casinos, Inc. (OTC:PREZQ.OB) today announced results of operations for the first quarter ended May 31, 2004.

For the first quarter ended May 31, 2004, the Company reported a net loss of $0.6 million, or $0.11 per share, compared to net income of $0.4 million, or $0.07 per share, for the first quarter ended May 31, 2003. Revenues for the first quarter ended May 31, 2004 were $29.2 million, compared to revenues of $32.1 million for the first quarter ended May 31, 2003.

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri, north of the Gateway Arch.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects is included in the filing of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004.

                              - Tables Follow -

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                            PRESIDENT CASINOS, INC.
                             FINANCIAL HIGHLIGHTS
                    (in thousands except per share data)



                                                    THREE MONTHS ENDED
                                                          MAY 31,
                                                      2004       2003
                                                     ------     ------

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Total operating revenues........................   $ 29,216    $ 32,099
Operating costs and expenses....................     28,301      29,553
                                                   ---------   ---------
    Operating income............................        915       2,546
                                                   ---------   ---------
Other income (expense):

  Gain (loss) on disposal of assets.............          4         (30)
  Reorganization items, net.....................       (363)       (506)
  Interest expense, net.........................       (704)     (1,062)
  Other income..................................         75         --
                                                   ---------   ---------
    Other income (expense)......................       (988)     (1,598)
                                                   ---------   ---------
Income (loss) before minority interest
  and discontinued operations...................        (73)        948
Minority interest...............................        330         341
                                                   ---------   ---------
Income (loss) from continuing operations........       (403)        607
                                                   ---------   ---------
Loss from discontinued operations * ............       (147)       (247)
                                                   ---------   ---------
       Net income (loss)........................   $   (550)   $    360
                                                   =========   =========

Basic and diluted net income (loss) per
  share from continuing operations..............   $  (0.08)   $   0.12

Basic and diluted loss per share
  from discontinued operations..................      (0.03)      (0.05)
                                                   ---------   ---------
Basic and diluted net income (loss) per share...   $  (0.11)   $   0.07
                                                   =========   =========
Weighted average basic and dilutive
   shares outstanding...........................      5,033       5,033


* The Company sold one of two vessels accounted for in its leasing segment during May 2003 and the second vessel was foreclosed on by the lender which holds a Preferred First Fleet Mortgage collateralizing debt owed to the lender during April 2004. With the disposal of both vessels, representing all the assets of the segment, the segment is accounted for as discontinued operations in accordance with the Financial Accounting Standards Board SFAS No. 144 "Accounting for the Impairment and Disposal of Long-Lived Assets."

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                             PRESIDENT CASINOS, INC.
                              FINANCIAL HIGHLIGHTS
                       (in thousands except per share data)

SELECTED STATEMENTS OF OPERATIONS DATA

                                                    THREE MONTHS ENDED
                                                          MAY 31,
                                                      2004       2003
                                                     ------     ------
Net Revenues:

  St. Louis operations..........................   $ 17,540    $ 19,044
  Biloxi operations.............................     11,676      13,055
                                                   ---------   ---------
    Total net revenues..........................   $ 29,216    $ 32,099
                                                   =========   =========

Operating Income:

  St. Louis operations..........................   $  1,202    $  1,854
  Biloxi operations.............................        349       1,446
                                                   ---------   ---------
    Casino and hotel operations.................      1,551       3,300
  Corporate administration......................       (636)       (754)
                                                   ---------   ---------
    Total operating income......................   $    915    $  2,546
                                                   =========   =========

SELECTED BALANCE SHEET DATA
                                                     MAY 31,     FEBRUARY 29,
                                                      2004           2004
                                                     -------        ------

  Cash and cash equivalent.......................    $ 21,593      $ 22,762
  Restricted cash and short-term investments.....       2,379         2,672
  Current assets.................................      30,647        30,453
  Assets of discontinued operations..............         --            400
  Current liabilities............................      12,752        14,097
  Long-term debt.................................      39,038        45,429
  Minority interest..............................      17,982        17,653
  Liabilities subject to compromise..............      91,971        91,988
  Stockholders' deficit..........................     (52,899)      (52,349)


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